Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Emdeon Inc. (the “Emdeon”) on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), George I. Lazenby, IV, Chief Executive Officer, and Bob A. Newport, Jr., Chief Financial Officer, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Emdeon.

Date: March 18, 2013

By:	/s/ George I. Lazenby, IV	By:	/s/ Bob A. Newport, Jr.
Name:	George I. Lazenby, IV	Name:	Bob A. Newport, Jr.
Title	Chief Executive Office	Title	Chief Financial Officer